Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-83780, 2-81019, 2-60469, 33-42536, 33-42997, 33-65077, 33-54045, 333-40991, 333-55667, 333-55669, 333-57774, 333-147057, 333-147059, 333-173830, 333-182155, 333-182156 and 333-186361) of Carpenter Technology Corporation of our report dated August 23, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 23, 2013